UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2011
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)
20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)		(Zip Code) 08854
(732) 980-4500 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On June 9, 2011, Ralph del Campo, Chief Operating Officer and Principal Executive Officer of Enzon Pharmaceuticals, Inc. (the “Company”), entered into a trading plan (the “Plan”) in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. The Plan is an agreement between Mr. del Campo and a broker to sell shares of the Company’s common stock that Mr. del Campo owns or will acquire upon the exercise of employee stock options and the vesting of restricted stock units. Mr. del Campo entered into the Plan to permit the orderly disposition of common stock of the Company as part of his personal long-term investment strategy for asset diversification, liquidity, and estate planning, and he will have no control over the timing of the sales of shares of common stock under the Plan. The Plan specifies the number of shares of common stock that may be sold periodically at various predetermined prices. The Plan will become effective on July 7, 2011 and will terminate on July 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC. (Registrant)

Date: June 20, 2011	By: /s/ Andrew Rackear Name: Andrew Rackear Title: Vice President and General Counsel